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Exhibit 31.2

Certification Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

        I, Frederick W. Boutin, Chief Financial Officer of TransMontaigne GP L.L.C., a Delaware limited liability company and general partner of TransMontaigne Partners L.P. (the "Company"), certify that:

1.
I have reviewed this Annual Report on Form 10-K of TransMontaigne Partners L.P. for the fiscal year ended December 31, 2011; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 13, 2012	/s/ FREDERICK W. BOUTIN Frederick W. Boutin Chief Financial Officer

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  Exhibit 31.2
Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002